UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen M. Johnson as Chief Financial Officer

On April 12, 2017, the board of directors (the “Board”) of First Capital Real Estate Trust Incorporated (the “Company”) appointed Stephen M. Johnson to serve as chief financial officer of the Company, effective as of that date. Mr. Johnson does not own any shares of the Company’s common stock, and there are no related party transactions involving Mr. Johnson that are reportable under Item 404(a) of Regulation S-K.

Mr. Johnson, 46, served as Head of Equity Volatility Trading Asia for DRW Holdings LLC, a multi-strategy proprietary trading firm, from April 2015 until October 2016. Prior to that, Mr. Johnson served as a Senior Portfolio Manager at Ronin Trading LLC, a proprietary derivative trading firm, from February 2014 until March 2015 and at Marquette Partners L.P., a proprietary derivative trading firm, between January 2012 and February 2014. He previously served as the Chief Financial Officer and Managing Partner at Hun Management LLC, a proprietary derivative trading firm, from April 2007 to January 2013. Mr. Johnson received a B.A. in Accounting from Michigan State University and an M.B.A. in Finance from the University of Chicago. He holds FINRA Series 24, 7, and 63 Licenses and is a CFA Level II Candidate.

Item 7.01.	Regulation FD Disclosure

On April 18, 2017, the Company issued a press release relating to the appointment of Mr. Johnson.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein for purposes of this Item 7.01 disclosure. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

99.1	Press Release, dated April 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: April 18, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer